Exhibit 10.1

REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Reinstatement and First Amendment”) is made and entered into as of December 16, 2014, by and among REW, L.L.C., an Indiana limited liability company, W PARTNERS, LLC, an Indiana limited liability company (collectively, “Sellers”, and each a “Seller”) and PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (“Buyer”).

WHEREAS, Buyer and Sellers are parties to that certain Purchase and Sale Agreement and Escrow Instructions (the “Agreement”), dated as of October 3, 2014, relating to certain real property commonly known as (i) 5861 West Cleveland Road in South Bend, Indiana, (ii) 5502 West Brick Road in South Bend, Indiana, (iii) 4491 North Mayflower Road in South Bend, Indiana, (iv) 5855 West Carbonmill Drive in South Bend, Indiana, and (v) 4955 Ameritech Drive in South Bend, Indiana;

WHEREAS, Buyer did not deliver the Approval Notice pursuant to Section 4 of the Agreement, and the Agreement automatically terminated according to its terms; and

WHEREAS, Buyer and Seller desire to (i) reinstate the Agreement on the terms and conditions set forth therein, as amended by this Reinstatement and First Amendment and (ii) amend the Agreement as more particularly set forth in this Reinstatement and First Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Sellers hereby agree as follows:

1.	Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference.
2.	Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Agreement unless set forth herein to the contrary.

3.	Reinstatement. The Agreement is hereby reinstated pursuant to the terms of, and as amended by, this Reinstatement and First Amendment.

4.	Extension of the Contingency Period.

(a)	The definition of “Contingency Period” in Section 1 of the Agreement is hereby stricken in its entirety and the following inserted in its stead:

“Contingency Period: The period commencing on the Effective Date and expiring at 5:00 p.m. (Eastern) on January 15, 2015, subject, however, to extension pursuant to Section 4.”

(b)	The following sentence, as it appears in Section 4 of the Agreement, is hereby stricken in its entirety:

“If, at any time during the Contingency Period, Buyer determines in its sole and absolute discretion that a Phase II Environmental Site Assessment is necessary to determine whether the Contingencies have been satisfied, Buyer shall have the right to extend the Contingency Period for an additional thirty (30) days so that the Contingency Period will expire at 5:00 p.m. (Eastern) on the date which is sixty (60) days after the Effective Date; Buyer may exercise this extension right by delivering written notice to Sellers on or before 5:00 p.m. (Eastern) on the Scheduled Contingency Expiration Date.”

5.	Deposit.

(a)	The first two sentences of Section 2 of the Agreement are hereby stricken in their entirety and the following inserted in their stead:

“On or before December ____, 2014 Buyer shall deposit with Escrow Holder, at Escrow Holder’s office, by check or by wire transfer, funds in the amount of the Initial Deposit as a deposit on account of the Purchase Price. Immediately upon Escrow Holder’s receipt of the Initial Deposit (and, if applicable, the First Extension Deposit), Escrow Holder shall place the same in an single interest-bearing account reasonably acceptable to Buyer.”

(b)	The definition of “Deposit” in Section 1 of the Agreement is hereby stricken in its entirety and the following inserted in its stead:

“Deposit: Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Initial Deposit”) together with any increase to the same if Buyer deposits the additional sum of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00) (“First Extension Deposit”) with Escrow Holder pursuant to and subject to the terms of Section 2, Section 4, and Section 8.

6.	Extension of Closing Date.

(a)	The definition of “Closing Date” in Section 1 of the Agreement is hereby stricken in its entirety and the following inserted in its stead:

“February 10, 2015, subject to extension and/or acceleration pursuant to Section 8(d).”

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(b)	Section 8(d) of the Agreement is hereby stricken in its entirety and the following inserted in its stead:

“(d) Buyer’s Extension Right. Buyer shall have the right to extend the Closing Date to April 13, 2015 for any reason or no reason by (i) giving Sellers written notice of such election on or before 5:00 p.m. (Eastern) on or before February 5, 2015 and (ii) depositing the First Extension Deposit in immediately available funds with the Escrow Holder on or before such time. Sellers agree that Buyer shall have the option to close at any time after expiration of the Contingency Period upon five (5) Business Days prior notice to Sellers.”

7.	Miscellaneous. This Reinstatement and First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and assigns. In the event of any inconsistency or conflict between the terms of this Reinstatement and First Amendment and of the Agreement, the terms of this Reinstatement and First Amendment shall control. The Agreement, as amended by this Reinstatement and First Amendment, constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Except as hereinabove provided, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto. This Reinstatement and First Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Sellers and Buyer. This Reinstatement and First Amendment may be signed in multiple counterparts, which, when taken together, shall constitute a fully executed and binding original Reinstatement and First Amendment. Signatures of the parties to the Reinstatement and First Amendment via facsimile or other electronic transmission shall be treated as and have the same binding effect as original signatures hereon.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Reinstatement and First Amendment as of the day and year first above written.

SELLERS:	REW, L.L.C., an Indiana limited liability company

By: /s/ Robert E. Wozny
Name: Robert E. Wozny
Title: Managing Member

W Partners, LLC, an Indiana limited liability company

By: /s/ Robert E. Wozny
Name: Robert E. Wozny
Title: Managing Member

BUYER:	PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation.

By: /s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

Schedule 1 for First Amendment

The undersigned Escrow Holder hereby joins in to this Reinstatement and First Amendment to acknowledge its consent to the terms and provisions of this Agreement.

MERIDIAN TITLE CORPORATION, Escrow Holder

By:       /s/ Mark Myers

Name:  Mark Myers

Title:    President

Date:    December 15, 2014

Schedule 1 for First Amendment